REGENESIS HOLDINGS, INC.

AUCTIONZPLUS.COM                                  January 18, 1999
901 N. Post Road, Suite 350
Houston, Texas 77024


Attention: Marc Barens, President

                                LETTER OF INTENT
                                ----------------

     This letter will set forth the terms upon which REGENESIS HOLDINGS, INC. ("REGENESIS") purposes to acquire AuctionZplus.com Inc., a Texas Corporation, ("AUCTIONZPLUS.COM").

WHEREAS, REGENESIS is an Internet & Telecommunications holding company;

WHEREAS, AUCTIONZPLUS.COM is an Internet company that has a business plan for providing the general public with on-line art, antiques, coins and memorabilia on an auction web site; and

WHEREAS, REGENESIS seeks to acquire 100% of the issued and outstanding shares of AUCTIONZPLUS.COM


NOW THEREFORE, the acquisition will be an exchange of shares, with REGENESIS Class A Preferred Stock being issued and delivered to the stockholders of AUCTIONZPLUS.COM

1. REGENESIS will acquire all the authorized and outstanding common shares of AUCTIONZPLUS.COM, thereby making AUCTIONZPLUS.COM a wholly owned subsidiary of REGENESIS.

2. REGENESIS will provide a minimum of one million dollars ($1,000,000.00) in working capital and five thousand (5000) shares of REGENESIS' Class A Preferred Stock to AUCTIONZPLUS.COM.


________________________________________________________________________________

      444 Brickell Ave. Suite 400 Miami, Florida 33131 Tel: (305)358-7600;
                                Fax(305)358-4720

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3. AUCTIONZPLUS.COM will have no fewer than six (6) and no more than twenty-four
(24) months, calculated from the closing date to produce a "Fairness Opinion" establishing the value of AUCTIONZPLUS.COM. REGENESIS and AUCTIONZPLUS.COM will each nominate three (3) firms from which both parties agree to share one (1) to produce this Fairness opinion.

4. Based on this Fairness opinion, AUCTIONZPLUS.COM will convert its 5,000 shares of REGENESIS Class A Preferred Stock into Common shares of REGENESIS and REGENESIS shall issue such other common shares as a bonus for the increased value from the date of the closing. The value of those bonus common shares of REGENESIS stock will equal the value of AUCTIONZPLUS.COM as established by the Fairness Opinion. These common shares of REGENESIS stock will be valued at the "lowest closing bid prices" of REGENESIS (NASDAQ:EGNS) for the 90 day period immediately prior to the date of the Fairness Opinion.

5. At the closing, Strategic Holdings Management Corp. will enter into a consulting agreement with AUCTIONZPLUS.COM for a period of three years. The annual consulting fee payable under the contract will be determined by the Board of Directors of AUCTIONZPLUS.COM, subject to the foregoing limit on compensation paid under AUCTIONZPLUS.COM employment and consulting agreements. The employees of Strategic Holdings Management Corp. shall not be entitled to receive any employee benefits, except as provided herein in Paragraph 4.

6. If and when AUCTIONZPLUS.COM receives any bonus shares under Paragraph 4, AUCTIONZPLUS.COM will then convey thirty-five percent (35%) of those common shares of REGENESIS to Strategic Holdings Management Corp. as payment for consulting services.

7. Within one (1) year of the acquisition, REGENESIS will use its "best efforts" to register the REGENESIS shares delivered to the AUCTIONZPLUS.COM and a certain percentage of the estimated bonus REGENESIS shares, under the Federal Securities Act of 1933, so as to permit sale by them of such shares at the market. Alternatively, REGENESIS will use its best efforts, subject to underwriter approval, to "piggyback" the resignation of such underlying stock with any other stock registration which may occur within a 1-year period of the acquisition. Following the

________________________________________________________________________________

      444 Brickell Ave. Suite 400 Miami, Florida 33131 Tel: (305)358-7600;
                                Fax(305)358-4720

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effective date of the registration statement, REGENESIS will maintain such registration in effect for a period of not less than six months.

8. REGENESIS shall bear all fees and expenses incurred in preparing, filing and maintaining the effectiveness of the registration statement, but the AUCTIONZPLUS.COM principals and consultants whose shares are registered will bear all underwriting form and other expenses of sale of their shares and costs of any counsel or others experts who represent them in the preparation of the registration statement or sales of the shares.

9. REGENESIS shall also take any necessary action required to qualify or register the aforesaid shares, up to a total of five states.


10. For three years following the closing, the principal shareholders of AUCTIONZPLUS.COM, a list of whom is annexed to this letter (the AUCTIONZPLUS.COM Principals), shall elect Barens as president. REGENESIS will, following the closing, be entitled to designate a majority of the AUCTIONZPLUS.COM directors.


11. Barens will enter into employment contracts with AUCTIONZPLUS.COM for three years. The annual salary will be determined by the Board of Directors of AUCTIONZPLUS.COM, subject to an overall limit per year on compensation paid under all employment and consulting contracts to which AUCTIONZPLUS.COM is a party, the amount of such limit being agreeable to REGENESIS. The contract will also provide for annual increments of 5% per annum i.e. pay. Provision for reimbursement of expenses reasonably incurred in connection with the business of AUCTIONZPLUS.COM and a monthly car allowance of up to $500 per month. Barens will also be entitled to medical benefits provided to all executives of REGENESIS and its subsidiaries, the cost of which will be paid by AUCTIONZPLUS.COM.

12. Each AUCTIONZPLUS.COM principal and consultants shall agree that, so long as they hold REGENESIS shares (Including the bonus shares), issued for the transaction, he will vote them as provided in the Voting Agreement dated _________________ among the principals of REGENESIS, and they will become a party to that Agreement.

________________________________________________________________________________

      444 Brickell Ave. Suite 400 Miami, Florida 33131 Tel: (305)358-7600;
                                Fax(305)358-4720

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13. In order to complete the acquisition, AUCTIONZPLUS.COM will provide promptly the due diligence materials requested by REGENESIS, as listed in the schedule Annexed hereto. In this connection, AUCTIONZPLUS.COM will deliver as soon as possible to REGENESIS its unaudited financial statement for the prior year through December 31, 1998 and a detailed projection of ________ expenses for the year 1999. REGENESIS will cause the AUCTIONZPLUS.COM financial statements for the year 1998 to be audited by REGENESIS'S independent public accountants, at the expense of REGENESIS.

14. Each party shall bear his or its own costs in connection with implementing this letter of intent and the transaction contemplated hereby.

15. This letter of intent shall constitute an expression of intent only and shall not be deemed a binding agreement, except for the provisions of Paragraphs 16 and __.

16. AUCTIONZPLUS.COM agrees not to engage in discussion with _____ third party relating to the acquisition of AUCTIONZPLUS.COM until February 15, 1999. REGENESIS agrees to hold in confidence all information which is delivered to it by AUCTIONZPLUS.COM in connection with this transaction and to return all documents of the transaction delivered by AUCTIONZPLUS.COM in the event the transaction is not completed. The provisions of this Paragraph 16 shall be binding on the parties.

Please acknowledge your acceptance by signing and returning a copy of this Letter to the undersigned.


                                   Very truly yours,
                                   REGENESIS HOLDINGS, INC.


                                   By: /s/ Mitchell Sandler
                                       -------------------------------
                                           Mitchell Sandler, President


AGREED AND ACCEPTED:
AuctionZplus.com, Inc.


By: /s/ Marc Barens
    -------------------------
        Marc Barens, President

________________________________________________________________________________

      444 Brickell Ave. Suite 400 Miami, Florida 33131 Tel: (305)358-7600;
                                Fax(305)358-4720

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